Exhibit 10.4

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of February 21, 2019, by and among CAP 1 LLC, a Delaware limited liability company (“Cap 1”), for itself and on behalf of each of the Purchasers and other Holders under (and each term as defined in) the Subordinated NPA (as hereinafter defined) (in such capacity. “Subordinated Agent”; Subordinated Agent, Purchasers and such other Holders, collectively, “Subordinated Creditors”), OCULAR THERAPEUTIX, INC., a Delaware corporation (“Borrower”), and MIDCAP FINANCIAL TRUST, a Delaware statutory trust, as agent (in such capacity, “Senior Agent”), for the holders from time to time of the “Senior Debt” (as hereinafter defined) (the “Lenders,”; Senior Agent and Lenders, collectively, the “Senior Lenders”).

R E C I T A L S

A.            Borrower and Senior Lenders have entered into a Third Amended and Restated Credit and Security Agreement dated as of December 21, 2018 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”) pursuant to which, among other things, Senior Lenders have agreed, subject to the terms and conditions set forth in the Senior Credit Agreement, to make certain loans and financial accommodations to Borrower and the other Credit Parties. All of Borrower’s obligations to Senior Lenders under the Senior Credit Agreement and the other Senior Debt Documents (as hereinafter defined) are secured by liens on and security interests in substantially all of the now existing and hereafter acquired personal property of Borrower (all collateral, real and personal, now or hereafter encumbered by the lien of any Senior Debt Document is herein referred to collectively as the “Collateral”).  Borrower and any other Credit Party (as defined in the Senior Credit Agreement) may each be referred to herein as a “Credit Party” and collectively as “Credit Parties”).  All other capitalized terms used by not defined herein shall have the meanings set forth in the Senior Credit Agreement.

B.            Subordinated Creditors have purchased certain convertible promissory notes under and in accordance with that certain Note Purchase Agreement dated February 21, 2019, by and among Borrower and the Purchasers (as defined therein) (as amended in accordance with this Agreement, the “Subordinated NPA”), pursuant to which Subordinated Creditors have extended or will extend to Borrower loans and other financial accommodations or Borrower may otherwise become obligated to Subordinated Creditors for the payment of money.

C.            As an inducement to and as one of the conditions precedent to the agreement of Senior Lenders to allow Borrower to consummate the transactions contemplated by the Subordinated NPA, Senior Lenders have required the execution and delivery of this Agreement by Subordinated Agent (on behalf of itself and the other Subordinated Creditors) and Borrower in order to set forth the relative rights and priorities of Senior Lenders and Subordinated Creditors under the Senior Debt Documents and the Subordinated Debt Documents (as hereinafter defined).

NOW, THEREFORE, in order to induce Senior Lenders to allow Borrower to consummate the transactions contemplated by the Subordinated NPA, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby covenant and agree as follows:

1.             Definitions. The following terms shall have the following meanings in this Agreement:

“Bankruptcy Code” shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Conversion Shares” shall mean any equity securities of Borrower issuable pursuant to the Subordinated NPA in connection with any Subordinated Debt Conversion; provided, however, that such Conversion Shares may not entitle any holder thereof to (a) require Borrower to redeem or repurchase such Conversion Shares, (b) demand or receive mandatory dividends in cash of other assets (other than additional equity securities of Borrower satisfying the conditions set forth in clauses (a), (b) and (c) of this definition), or (c) demand or receive any other payment in respect of such equity securities (other than customary liquidation preference rights associated with the Conversion Shares that are not exercisable by the holders thereof until the Senior Debt has been Paid in Full).

“Distribution” shall mean, with respect to any indebtedness, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation, (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness or obligation in or upon any property of any Person.  Without limiting the foregoing, any cash payment of principal, interest or “make-whole consideration” made in connection with any (i) redemption of the Subordinated Debt by Borrower, (ii) conversion (whether upon a Corporate Transaction (as defined in the Subordinated Notes) or otherwise), whether elected by a holder of the Subordinated Debt or by Borrower (including, without limitation, as a Cash Settlement or Combination Settlement (each as defined in any Subordinated Note)), or (iii) exercise of any repurchase right under any Subordinated Note, shall each constitute a “Distribution”.

“Enforcement Action” shall mean (a) to take from or for the account of any Credit Party or any guarantor of the Subordinated Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Credit Party or any such guarantor with respect to the Subordinated Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any Credit Party or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, including, without limitation, any judicial proceedings to obtain possession of any premises leased under the Subordinated Debt Documents, (c) to demand payment of or accelerate the Subordinated Debt, (d) to exercise any put option or to cause any Credit Party or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document, (e) to notify account debtors or directly collect accounts receivable or other payment rights of any Credit Party or any such guarantor, (f) to exercise any self-help remedies available to any Subordinated Creditor in its capacity as a landlord under a lease which constitutes a portion of the Subordinated Debt Documents, (g) to commence, or join with any creditors other than Senior Agent in commencing any case or proceeding referred to a Proceeding, or (h) take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, the Bankruptcy Code or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of any Credit Party or any such guarantor including the Collateral.

“Paid in Full” or “Payment in Full” shall mean, with respect to the Senior Debt, the date that is ninety-one (91) days after the full and indefeasible payment in cash and satisfaction in full of all of the obligations under the Senior Debt Documents, and the termination of all obligations of Senior Agent and the other Senior Lenders under the Senior Debt Documents (including, without limitation, any commitment to lend), and the termination of the Senior Debt Documents.

“Person” shall mean any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Senior Debt” shall mean all obligations, liabilities and indebtedness of every nature of any Credit Party from time to time owed to Senior Lenders under the Senior Debt Documents or otherwise, whether now existing or hereafter created, including, without limitation, the principal amount of all debts, claims, reimbursement obligations and indebtedness, accrued and unpaid interest and all fees, costs, indemnities and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.

“Senior Debt Documents” shall mean the Senior Credit Agreement, each promissory note or other instruments evidencing the Senior Debt or the obligation to pay the Senior Debt, any guaranty with respect to the Senior Debt, any security agreement or other collateral document securing the Senior Debt (including, but not limited to, the Senior Credit Agreement and each of the “Financing Documents” as defined in the Senior Credit Agreement) and all other documents, agreements and instruments now existing or hereafter entered into evidencing or pertaining to all or any portion of the Senior Debt, together with any amendments, modifications, renewals or extensions thereof.

“Subordinated Debt” shall mean all obligations, liabilities and indebtedness of every nature of any Credit Party from time to time owed to Subordinated Creditors, whether now existing or hereafter created, including, without limitation, the principal amount of all debts and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with any amendments, modifications, renewals or extensions thereof.

“Subordinated Debt Conversion” shall mean any conversion of the Subordinated Debt, or any portion thereof, into Conversion Shares pursuant to the terms and conditions of the Subordinated NPA, but only so long as no cash is paid by Borrower in connection with the consummation of such conversion.

“Subordinated Debt Documents” shall mean the Subordinated NPA, the Subordinated Notes, and any other agreement, promissory note, lease or other instrument evidencing the Subordinated Debt or the obligation to pay the Subordinated Debt, any agreements or documents related to or governing the rights of the holders of the Conversion Shares issued in connection with any Subordinated Debt Conversion, any guaranty with respect to the Subordinated Debt, any security agreement or other collateral document securing the Subordinated Debt and all other documents, agreements and instruments now existing or hereafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt.

“Subordinated Notes” shall mean each of those Senior Subordinated Convertible Notes dated as of March 1, 2019, issued by Borrower in favor of a Subordinated Creditor, or otherwise issued under or in connection with the Subordinated NPA, in each case as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof and after the date hereof in accordance with the terms of this Agreement.

2.             Subordination.

2.1          Subordination of Subordinated Debt to Senior Debt.  Each Credit Party covenants and agrees, and each Subordinated Creditor likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the Payment in Full of all Senior Debt. Each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired the Senior Debt in reliance upon the provisions contained in this Agreement.  Except as otherwise agreed in writing by the Senior Agent in its sole discretion, all Senior Debt shall first be Paid in Full before any Distribution shall be made to any Subordinated Creditor on account of any Subordinated Debt; provided, however, that (i) Borrower may issue to Subordinated Creditors, and Subordinated Creditors may accept, Conversion Shares in connection with a Subordinated Debt Conversion, (ii) Borrower may pay and Subordinated Creditors may receive cash in lieu of fractional shares in connection with a Subordinated Debt Conversion, and (iii) Borrower may pay, and Subordinated Creditors and Subordinated Agent may accept, reasonable attorneys’ fees and expenses incurred by Subordinated Creditors or Subordinated Agent from time to time required under the terms of the Subordinated Debt Documents.

2.2          Subordinated Debt Standstill Provisions.  Until the Senior Debt is Paid in Full, no Subordinated Creditor shall, without the prior written consent of Senior Agent, take any Enforcement Action with respect to the Subordinated Debt.

2.3          Incorrect Payments. If any Distribution on account of the Subordinated Debt not permitted to be made by any Credit Party or accepted by any Subordinated Creditor under this Agreement is so made by a Credit Party and received by any Subordinated Creditor, such Distribution shall not be commingled with any of the assets of any Subordinated Creditor, shall be held in trust by such Subordinated Creditor for the benefit of Senior Agent and shall be promptly paid over to Senior Agent for the benefit of Senior Lenders, in the form received (except for endorsement or assignment by such Subordinated Creditor when required by Senior Agent) for application (in accordance with the Senior Debt Documents) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is Paid in Full.

2.4          Confirmation of No Liens; Subordination of Liens and Security Interests; Agreement Not to Contest; Agreement to Release Liens.

(a)           Borrower acknowledges and agrees, and each Subordinated Creditor likewise acknowledges and agrees, that the Subordinated Debt is not secured by any lien on or security interest in any asset (including personal property and real property) of Borrower or any other Credit Party and shall not be secured by any lien on or security interest in any asset (including personal property and real property) of Borrower or any other Credit Party, whether now owned or hereafter acquired, until the Senior Debt is Paid in Full.   No references herein to, or subordinations of, liens or security interest of Subordinated Agent or any other Subordinated Creditor in the Collateral shall imply or infer any limitation on the foregoing or any consent by Senior Agent to such a lien or security interest.

(b)           Until the Senior Debt has been Paid in Full, all liens and security interests of Subordinated Creditors in the Collateral, if any, shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of Senior Agent in the Collateral, regardless of the time, manner or order of perfection of any such liens and security interests and regardless of any failure, whether intervening or continuing, of Senior Agent’s liens to be perfected liens; provided, however, that Subordinated Creditors and Borrower acknowledges and agrees that the existence of any such lien or security interest of any Subordinated Creditor would constitute an automatic and immediate Event of Default under the Senior Credit Agreement and a breach of this Agreement.  As such, in the event that any lien or security interest arises in favor of any Subordinated Creditor, immediately upon Senior Agent’s request, such Subordinated Creditor shall (or shall cause its agent to) promptly execute and deliver to Senior Agent such termination statements and releases as Senior Agent shall reasonably request to effect the release of the liens and security interests of such Subordinated Creditor in such Collateral or other property.

(c)           Each Subordinated Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents, or the liens and security interests of Senior Agent in the Collateral securing the Senior Debt.

(d)           By the execution of this Agreement, Subordinated Agent, on behalf of itself and the other Subordinated Creditors, hereby authorizes Senior Agent to terminate any financing statements filed by against Borrower naming Subordinated Agent or any other Subordinated Creditor as secured party.

(e)           In furtherance of the foregoing, each Subordinated Creditor hereby irrevocably appoints Senior Agent its attorney-in-fact, with full authority in the place and stead of such Subordinated Creditor and in the name of such Subordinated Creditor or otherwise, to execute and deliver any document or instrument which such Subordinated Creditor may be required to deliver pursuant to this Section 2.4.

2.5          Application of Proceeds from Sale or other Disposition of the Collateral.  In the event of any sale, transfer or other disposition (including a casualty loss or taking through eminent domain) of the Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied in accordance with the terms of the Senior Debt Documents or as otherwise consented to by Senior Agent until such time as the Senior Debt is Paid in Full.

2.6          Sale, Transfer or other Disposition of Subordinated Debt.   No Subordinated Creditor shall sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document without the prior written consent of Senior Agent, which consent may be withheld by Senior Agent in its sole and absolute discretion, except (a) a disposal of the Subordinated Debt in connection with the Subordinated Debt Conversion or (b) the sale or assignment of a Subordinated Note by a Subordinated Creditor to another Person (each, an “Assignee”), so long as in connection therewith, Senior Agent receives from Subordinated Agent written notice of such sale or assignment at least three (3) Business Days prior to the effective date of such sale or assignment and the Assignee acknowledges in writing that such Subordinated Note and the Subordinated Debt evidenced thereby is subject to the terms of this Agreement and that Subordinated Agent is authorized to act on Assignee’s behalf in connection with this Agreement.

2.7          Legends. Until the termination of this Agreement in accordance with Section 10 hereof, Subordinated Creditors will cause to be clearly, conspicuously and prominently inserted on the face of each Subordinated Debt Document a legend in form acceptable to Senior Agent stating that the Subordinated Debt Document is subject to the terms of this Agreement.

2.8          Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving Borrower:

(a)           This Agreement shall remain in full force and effect, and any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to Senior Agent (to be held and/or applied by Senior Agent in accordance with the terms of the Senior Debt Documents) until all Senior Debt is Paid in Full.  Each Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Senior Agent. Each Subordinated Creditor

also irrevocably authorizes and empowers Senior Agent, in the name of such Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions.

(b)           Each Subordinated Creditor agrees that Senior Agent may consent to the use of cash collateral or provide financing to Borrower on such terms and conditions and in such amounts as Senior Agent, in its sole discretion, may decide and, in connection therewith, any Credit Party may grant to Senior Agent liens and security interests upon all of the property of such Credit Party, which liens and security interests (i) shall secure payment of all Senior Debt (whether such Senior Debt arose prior to the commencement of any Proceeding or at any time thereafter) and all other financing provided by Senior Agent during the Proceeding and (ii) shall be superior in priority to the liens and security interests, if any, in favor of Subordinated Creditors on the property of such Credit Party.  Each Subordinated Creditor agrees that it will not object to or oppose a sale or other disposition of any property securing all of any part of the Senior Debt free and clear of security interests, liens or other claims of such Subordinated Creditor under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if Senior Agent has consented to such sale or disposition.  Each Subordinated Creditor agrees not to assert any right it may have to “adequate protection” of such Subordinated Creditor’s interest in any Collateral in any Proceeding and agrees that it will not seek to have the automatic stay lifted with respect to any Collateral without the prior written consent of Senior Agent. Each Subordinated Creditor waives any claim it may now or hereafter have arising out of Senior Agent’s election, in any Proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by Borrower, as debtor in possession. Each Subordinated Creditor further agrees that it will not seek to participate or participate on any creditor’s committee without Senior Agent’s prior written consent.

(c)           Each Subordinated Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt requested by Senior Agent in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Senior Agent its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of such Subordinated Creditor promptly to do so prior to 30 days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Proceeding, including, but not limited to, to accept or reject any plan of reorganization or arrangement on behalf of such Subordinated Creditor, all in such manner as Senior Agent deems appropriate; provided Senior Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that Senior Agent votes any claim in accordance with the authority granted hereby, no Subordinated Creditor shall be entitled to change or withdraw such vote.  Each Subordinated Creditor hereby assigns to Senior Agent or its nominee (and will, upon request of Senior Agent, reconfirm in writing the assignment to Senior Agent or its nominee of) all rights of such Subordinated Creditor under such claims.

(d)           The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and Subordinated Creditors even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

3.             Modifications.

3.1          Modifications to Senior Debt Documents. Senior Agent may at any time and from time to time without the consent of or notice to any Subordinated Creditor, without incurring liability to any Subordinated Creditor and without impairing or releasing the obligations of any Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt.

3.2          Modifications to Subordinated Debt Documents. Until the Senior Debt has been Paid in Full, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, no Subordinated Creditor shall, without the prior written consent of Senior Agent, agree to any amendment, modification or supplement to any Subordinated Debt Document which modifies the principal amount or maturity date of any Subordinated Debt or which is adverse in any manner to the interests of Senior Agent or any other Senior Lender.  At any time and from time to time, without notice to any Subordinated Creditor, Senior Agent may take such actions in accordance with the terms of the Senior Credit Agreement with respect to the Senior Debt as Senior Agent, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any Collateral securing the Senior Debt, and enforcing or failing to enforce any rights against any Credit Party or any other person.  No such action or inaction shall impair or otherwise affect Senior Agent’s rights hereunder.  All rights and interests of Senior Agent under this Agreement, and all agreements and obligations of Subordinated Creditors and Borrower hereunder, shall remain in full force and effect irrespective of: (1) any lack of validity or enforceability of any Senior Debt Documents; (2) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Debt, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of the terms of the Senior Credit Agreement or any other Senior Debt Document; (3) any exchange, release or non-perfection of any security interest in any Collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Debt or any guarantee thereof; or (4) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the Senior Debt, or of any Subordinated Creditor or any Credit Party in respect of this Agreement.

4.             Waiver of Certain Rights by Subordinated Creditors.

4.1          Marshaling. Each Subordinated Creditor hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Senior Agent to marshal any property of any Credit Party or any guarantor of the Senior Debt for the benefit of such Subordinated Creditor. Each Subordinated Creditor waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor.  Each Subordinated Creditor agrees that it shall not assert any such defenses or rights.

4.2          Rights Relating to Senior Agent’s Actions with respect to the Collateral. Each Subordinated Creditor hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing Senior Agent from taking, or refraining from taking, any action with respect to all or any part of the Collateral. Without limitation of the foregoing, such Subordinated Creditor hereby agrees (a) that it has no right to direct or object to the manner in which Senior Agent applies the proceeds of the Collateral resulting from the exercise by Senior Agent of rights and remedies under the Senior Debt Documents to the Senior Debt and (b) that Senior Agent has not assumed any obligation to act as the agent for any Subordinated Creditor with respect to the Collateral.

4.3          Rights Relating to Disclosures. Each Subordinated Creditor hereby agrees that Senior Agent has not assumed any obligation or duty to disclose information regarding any Credit Party or the Senior Debt to Subordinated Creditors and Senior Agent shall have no special or fiduciary relationship to Subordinated Creditors.  Each Subordinated Creditor hereby fully waives and releases Senior Agent from any affirmative disclosures which may be required of Senior Agent under applicable law.

5.             Construction. The terms of this Agreement were negotiated among business persons sophisticated in the area of business finance, and accordingly, in construing the terms of this Agreement, no rule or law which would require that this instrument be construed against the party who drafted this instrument shall be given any force or effect.

6.             Modification of this Agreement. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Senior Agent and Subordinated Agent, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

7.             Further Assurances.  Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

8.             Notices.  Any notice or other communication required or permitted under this Agreement shall be in writing and personally delivered, mailed by registered or certified mail (return receipt requested and postage prepaid), sent by facsimile (with a confirming copy sent by regular mail), or sent by prepaid overnight courier service, and addressed to the relevant party at its address set forth below, or at such other address as such party may, by written notice, designate as its address for purposes of notice under this Agreement:

(a)                                 If to Senior Agent, at:

MidCap Financial Trust

c/o MidCap Financial Services, LLC, as servicer

7255 Woodmont Ave, Suite 200

Bethesda, MD 20814

Attn: Portfolio Management

Facsimile:  301-941-1450

Email:  notices@midcapfinancial.com

With a copy to:

MidCap Financial Trust

c/o MidCap Financial Services, LLC, as servicer

7255 Woodmont Ave, Suite 200

Bethesda, MD 20814

Attn: Legal

Facsimile:  301-941-1450

Email:  legalnotices@midcapfinancial.com

(b)           If to Borrower or any other Credit Party, at:

Ocular Therapeutix, Inc.

15 Crosby Drive

Bedford, MA 01730

Attention: Chief Financial Officer

Fax:  781-357-4001

E-Mail: dnotman@ocutx.com

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, NY 10007

Attention:  Brian A. Johnson, Esq.

Fax: 212-230-8888

Email:  brian.johnson@wilmerhale.com

(c)           If to Subordinated Agent at:

CAP 1 LLC

c/o Summer Road LLC

655 Madison Avenue, 19th Floor

New York, New York 10065

Attention: Richard A. Silberberg, Chief Operating Officer

Email: RS@srllc.com

With a copy to:

Norton Rose Fulbright US LLP

1301 Avenue of the Americas

New York, New York 10019-6022

Attention: Frank S. Vellucci, Esq.

Email: Frank.vellucci@nortonrosefulbright.com

If mailed, notice shall be deemed to be given five (5) days after being sent, and if sent by personal delivery, facsimile or prepaid courier, notice shall be deemed to be given when delivered.

9.             Successors and Assigns; Authority.

(a)           This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Senior Agent, Subordinated Agent and the Credit Parties; provided, however, that neither Subordinated Agent nor any Credit Party may assign this Agreement in whole or in part without the prior written consent of Senior Agent. Senior Agent may, from time to time, without notice to any Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto. This Agreement is not for the benefit of Borrower or other Credit Party or any guarantor of the Senior Debt.  Subordinated Agent further agrees that if Borrower is in the process of refinancing any portion of the Senior Debt with a new lender, and if Senior Agent makes a request of Subordinated Agent,

Subordinated Agent agree to enter into a new subordination agreement with the new lender on substantially the same terms and conditions of this Agreement on behalf of itself and the other Subordinated Creditors.

(b)           Senior Agent represents and warrants to the other parties hereto that it has been authorized to enter into this Agreement by and on behalf of Senior Lenders.  Subordinated Agent represents and warrants to the other parties hereto that it has been authorized to enter into this Agreement and that this Agreement by and on behalf of Subordinated Creditors and is binding on all current and future Purchasers and Holders (each as defined in the Subordinated NPA).

10.          Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until the Payment in Full of the Senior Debt and the termination of all lending commitments under the Senior Debt Documents after which this Agreement shall terminate without further action on the part of the parties hereto. This Agreement will continue to be effective or will be reinstated, as the case may be, if at any time payment of all or any part of the Senior Debt Documents or the obligations thereunder is rescinded or must otherwise be returned by Senior Agent and/or its principals upon insolvency, bankruptcy, or reorganization of Borrower or otherwise, all as though such payment had not been made.

11.          No Waiver or Novation.  No waiver shall be deemed to have been made by any party to this Agreement of any of its rights under this Agreement unless the same shall be in writing and duly signed by its duly authorized officers, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of any party to this Agreement in any other respect at any time.  No executory agreement shall be effective to change, modify or to discharge, in whole or in part, this Agreement, unless such executory agreement is in writing and duly signed by the duly authorized officers of each party to this Agreement.

12.          Expenses.  Borrower agrees to pay or reimburse Senior Agent, upon demand, for all its costs and expenses in connection with the enforcement or preservation of any rights under this Agreement, including, without limitation, fees and disbursements of counsel to Senior Agent.  Borrower agrees to pay, indemnify, and hold Senior Agent and its principals harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, tort or on any other ground), judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to this Agreement or any action taken or omitted to be taken by any Senior Lender with respect to any of the foregoing, except that Borrower shall have no obligation hereunder with respect to any liability resulting from the gross negligence or willful misconduct of Senior Agent or any indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction.  The indemnity provided herein shall in be in addition to, and not in lieu of, any other indemnity provided by Borrower or any other Credit Party under any Financing Document.

13.          CONSENT TO JURISDICTION. EACH OF SUBORDINATED CREDITORS AND BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF MARYLAND AND IRREVOCABLY AGREES THAT, SUBJECT TO SENIOR AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF SUBORDINATED CREDITORS AND BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.  EACH OF SUBORDINATED CREDITORS AND BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO

SUBORDINATED AGENT AND BORROWER AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

14.          WAIVER OF JURY TRIAL.  SUBORDINATED CREDITORS, BORROWER AND SENIOR AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED DEBT DOCUMENTS OR ANY OF THE SENIOR DEBT DOCUMENTS. EACH OF SUBORDINATED CREDITORS, BORROWER AND SENIOR AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR DEBT DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF SUBORDINATED CREDITORS, BORROWER AND SENIOR AGENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

15.          Miscellaneous.

15.1.       Conflict.  In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.

15.2.       Headings.  The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

15.3.       Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, but in making proof hereof, it shall only be necessary to produce one such counterpart containing signatures pages signed by each party.

15.4.       Severability.  In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

15.5.       Governing Law.  This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to conflicts of law principles.

15.6.       Relative Rights.  This Agreement shall define the relative rights of Senior Lenders and Subordinated Creditors. Nothing in this Agreement shall (a) impair, as between Credit Parties and Senior Lenders, the obligation of Credit Parties with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of Senior Lenders or Subordinated Creditors with respect to any other creditors of Borrower.

15.7.       Entire Agreement.  This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

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IN WITNESS WHEREOF, intending to be legally bound, and intending that this Agreement constitute an instrument executed and delivered under seal, the parties have caused this Agreement to be executed under seal as of the date first written above.

CAP 1 LLC, as Subordinated Agent and a Purchaser

By:	/s/ David Sackler	(SEAL)
Name:	David Sackler
Title:	President

OCULAR THERAPEUTIX, INC.

SUBORDINATION AGREEMENT

OCULAR THERAPEUTIX, INC.

By:	/s/ Donald Notman	(SEAL)
Name:	Donald Notman
Title:	Chief Financial Officer, Treasurer and Secretary

OCULAR THERAPEUTIX, INC.

SUBORDINATION AGREEMENT

MIDCAP FINANCIAL TRUST, as Senior Agent and a Senior Lender

By:	Apollo Capital Management, L.P.,
its investment manager

By:	Apollo Capital Management GP, LLC,
its general partner

By:	/s/ Maurice Amsellem	(SEAL)
Name:	Maurice Amsellem
Title:	Authorized Signatory

OCULAR THERAPEUTIX, INC.

SUBORDINATION AGREEMENT